SECOND
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


                  THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT made and entered into as of the 22nd day of September, 1998, by and among Cinergy Corp., a Delaware corporation ("Cinergy"), Cinergy Services, Inc., a Delaware corporation ("Cinergy Services"), The Cincinnati Gas & Electric Company, an Ohio corporation ("CG&E"), PSI Energy, Inc., an Indiana corporation ("PSI Energy"), and James E. Rogers (the "Executive"). Cinergy, Cinergy Services, CG&E, and PSI will sometimes be referred to in this Agreement collectively as the "Company."

                  WHEREAS, the Executive is currently serving as Vice Chairman, President and Chief Executive Officer of the Company, and the Company desires to secure the continued employment of the Executive in accordance herewith;

                  WHEREAS, PSI entered into an employment agreement with the Executive dated May 17, 1990 (the "1990 Employment Agreement");

                  WHEREAS, PSI, CG&E and CINergy Corp., an Ohio corporation, entered into an employment agreement with the Executive dated December 11, 1992 (the "1992 Employment Agreement");

                  WHEREAS,   PSI  entered  into  a  severance   agreement   (the
"Severance Agreement") with the Executive as of December 11, 1992;

                  WHEREAS, pursuant to the Amended and Restated Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of July 2, 1993, among PSI Resources, Inc., an Indiana corporation, PSI, CG&E, Cinergy, and CINergy Sub, Inc., an Ohio corporation, the parties thereto agreed to merge pursuant to the terms thereof;

                  WHEREAS, the parties amended the 1990 Employment Agreement and the 1992 Employment Agreement to conform to the terms of the Merger Agreement and entered into an Amended and Restated Employment Agreement dated as of July 2, 1993 (the "1993 Employment Agreement"), as amended by a First Amendment dated effective as of July 2, 1993, and a Second Amendment dated effective as of March 24, 1998;

                  WHEREAS, the Executive is willing to commit himself to remain in the employ of the Company on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

                  WHEREAS, the parties desire to enter into this agreement amending, merging, and restating the 1993 Employment Agreement and the Severance Agreement, in each case, as of the date first set forth above, setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as hereinafter defined);

                  NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

         1.       Employment and Term.

                  (a) The Company, and any successor thereto, agree to employ the Executive, and the Executive agrees to remain in the employ of the Company in accordance with the terms and provisions of this Agreement for the period set forth below (the "Employment Period").

                  (b) The Employment Period of the 1993 Employment Agreement commenced as of the consummation date (the "Effective Date") of the merger (the "Merger") pursuant to the terms of the Merger Agreement and continued until the third anniversary of the Effective Date; provided, however, that on each anniversary date of the Effective Date (the "Anniversary Date"), the term of the 1993 Agreement was automatically extended for one (1) additional year because neither the Company nor the Executive gave written notice to the other of its intent to terminate the 1993 Employment Agreement at least fifteen (15) days prior to any Anniversary Date. The Employment Period of the Executive shall continue uninterrupted under this Agreement until the Anniversary Date next following the commencement date ("Commencement Date") of this Agreement; provided however, that on each Anniversary Date, the term of this Agreement shall automatically be extended for one (1) additional year if, prior to such Anniversary Date, neither the Company nor the Executive shall have given written notice to the other of its intent to terminate this Agreement. For that portion of the Employment Period prior to, but not including, the Commencement Date, the 1993 Employment Agreement, as amended, shall remain in full force and effect. As of the Commencement Date, the 1993 Employment Agreement shall terminate and be of no force and effect. The parties hereto agree that Cinergy shall be responsible for all the premises, covenants, and agreements set forth in this Agreement.

         2.       Duties and Powers of Executive.

                  (a) Position; Location. Until the end of the Employment Period, the Executive shall serve as President and Chief Executive Officer of Cinergy. During the Employment Period, the Executive shall have such authority, duties and responsibilities as are set forth in Annex A hereto. Such titles, authority, duties, and responsibilities may be changed from time to time only by mutual written agreement of the parties, unless otherwise provided in Annex A hereto. During the Employment Period, the Executive shall, without compensation other than that herein provided, also serve and continue to serve, if and when elected and reelected, as the Vice Chairman of the Board of Directors of Cinergy (the "Board").

                  (b) From the Commencement Date until the end of the Employment Period, the Company shall annually in connection with the annual meeting of shareholders of Cinergy cause the Executive to be nominated as Vice Chairman of the Board.
         3.       Compensation.

                  The Executive shall receive the following compensation for his services hereunder to the Company:

                  (a) Salary. The Executive's annual base salary ("Annual Base Salary"), payable not less often than biweekly, shall be at the annual rate of not less than the greater of $810,000 and the amount in effect as of the day before the Commencement Date. The Board may from time to time direct such upward adjustments in Annual Base Salary as the Board deems to be necessary or desirable, including without limitation adjustments in order to reflect increases in the cost of living.
 Annual Base Salary shall not be reduced after any increase thereof. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

                  (b) Annual Incentive Plan Benefit. The Executive shall be paid by the Company an annual benefit of up to 90% of the Executive's Annual Base Salary, which benefit shall be determined and paid pursuant to the terms of Cinergy's Annual Incentive Plan.

                  (c) Long-Term Incentive Plan. The Executive shall be a participant in the Company's Long-Term Incentive Plan (the "LTIP") implemented under the Company's 1996 Long-Term Incentive Compensation Plan. The LTIP consists of two parts: a Value Creation Plan involving shares of restricted common stock of Cinergy and options to purchase shares of common stock of Cinergy. The Executive's annualized target award opportunity under the LTIP shall be equal to no less than 100% of his Annual Base Salary.

                  (d) Stock Option. Cinergy established a stock option plan (the "Stock Option Plan") that took effect when the Merger was consummated. The Executive was granted options to purchase shares of common stock of Cinergy pursuant to the terms of the Stock Option Plan and agreement in grants made prior to the Commencement Date of this Agreement.

                  (e) Retirement, Incentive and Welfare Benefit Plans. During the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all incentive, stock option, restricted stock, performance unit, savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or other senior executives of the Company, including the Annual Incentive Plan, the Performance Shares Plan, the Executive Supplemental Life Insurance Program, the 1996 Long-Term Incentive Compensation Plan, the 401(k) Excess Plan, the Nonqualified Deferred Incentive Compensation Plan, the Pension Plan, the Supplemental Retirement Plan, the Excess Benefit Plan, or any successors thereto, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing; provided, however, that benefits paid pursuant to the terms of the Annual Incentive Plan shall be determined in accordance with (but not in addition to the benefit described in) Section 3(b) of this Agreement. In addition, the Company shall assume and continue, the Split Dollar Insurance Agreement, dated October 7, 1992, between the Executive and PSI ("Split Dollar Agreement"), and the Deferred Compensation Agreement, effective as of January 1, 1992, between the Executive and PSI ("Deferred Compensation Agreement"). Notwithstanding anything in this Agreement to the contrary, in the event that the Company or any successor thereto shall fail to assume, shall breach, or, at any time during their respective terms, shall terminate, modify, amend or in any way affect, to the Executive's detriment and without the Executive's consent, the Split Dollar Agreement or the Deferred Compensation Agreement, then the Executive shall be entitled to: (i) in the case of the Deferred Compensation Agreement, such amounts as are described in Section 16 of the Deferred Compensation Agreement; and (ii) in the case of the Split Dollar Agreement, such amounts as are described in Sections 12 of the Split Dollar Agreement.

                  During the Employment Period, the Executive shall participate in the Company's Supplemental Retirement Plan in accordance with its terms, except that effective as of the Executive's fiftieth (50th) birthday, the Executive shall be credited with and vested in twenty-five (25) full "Years of Participation" (as that term is defined in the Company's Supplemental Retirement
Plan), and shall be credited with and vested in an additional two (2) Years of Participation on each birthday thereafter for the following five (5) years provided that he is employed by the Company as of each such birthday.

                  If the Executive retires on or after having attained age fifty-five (55), the Executive shall be entitled to receive from the Company total annual retirement income for his lifetime equal to the greater of (i) sixty percent (60%) of the Executive's "Highest Average Earnings" (as such term is defined in Cinergy's Pension Plan) or (ii) sixty percent (60%) of the Executive's "Earnings" (as such term is defined in the Pension Plan) for the final twelve (12) calendar months immediately prior to the Executive's effective date of retirement. Thus, in addition to the Executive's retirement benefits under Cinergy's Pension Plan, its Supplemental Retirement Plan, and its Excess Benefit Plan, or any successors thereto, the Executive shall receive an annual amount known as the "Supplemental Executive Retirement Benefit" (a non-qualified benefit paid from the Company's general assets) that is equal to the difference between the greater of (i) sixty percent (60%) of the Executive's "Highest
Average Earnings" (as such term is defined in Cinergy's Pension Plan) or (ii) sixty percent (60%) of the Executive's "Earnings" (as such term is defined in Cinergy's Pension Plan) for the final twelve (12) calendar months immediately prior to the Executive's effective date of retirement, and the sum of the amounts payable to the Executive under Cinergy's Pension Plan, its Supplemental Retirement Plan, and its Excess Benefit Plan, or any successors thereto.

                  Upon his retirement on or after having attained age fifty-five
(55), the Executive shall be eligible for comprehensive medical and dental insurance pursuant to the terms of Cinergy's Retirees' Medical Plan and its Retirees' Dental Plan, or any successors thereto. However, the Executive shall receive the full subsidy provided by the Company to retirees for purposes of determining the amount of monthly premiums due from the Executive.

                  Notwithstanding anything in this Agreement to the contrary, in the event that the Executive's employment is terminated following a Change in Control, the Executive shall immediately be credited with and vested in thirty-five (35) full "Years of Participation" (as that term is defined in the Company's Supplemental Retirement Plan), and the word "fifty (50)" shall be substituted for the word "fifty-five (55)" in each of the first sentences of the third and fourth paragraphs of this Section 3(e).

                  (f) Expenses. The Company agrees to reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties under this Agreement in accordance with policies established from time to time by the Board.

                  (g) Fringe Benefits. During the Employment Period and so long as the Executive is employed by the Company, he shall be entitled to the following fringe benefits:

                           (i) the Company shall pay the annual dues, assessments and other membership charges of the Executive with respect to the Executive's membership in the clubs and associations of the Executive's choice that are used for business purposes;

                           (ii) the Company shall furnish to the Executive financial planning and tax preparation services;

                           (iii) the Company shall furnish an automobile to the Executive and pay all of the related expenses for gasoline, insurance, maintenance and repairs; and

                           (iv) the Company shall provide paid vacation for four
(4) weeks per year

         (or longer if permitted by Company policy).  In each case of paragraphs
         (i) through (iv), the Executive shall be entitled to fringe benefits on a basis substantially equivalent to such fringe benefits provided to the Executive in the past. In addition, the Executive shall be entitled to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company from time to time in effect, commensurate with his position and at least comparable to those received by other senior executives of the Company.

         4.       Termination of Employment.

                  (a)  Death.   The  Executive's   employment   shall  terminate
automatically upon the Executive's death during the Employment Period.

                  (b) By the Company for Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement "Cause" shall mean the conviction of the Executive for the commission of a felony which, at the time of such commission, has a materially adverse effect on the Company.

                  (c) By the Executive for Good Reason. The Executive may terminate his employment during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                    (i) the reduction in the  Executive's  Annual Base Salary as specified in Section 3(a) of this Agreement, the Executive's Annual Incentive Plan benefit as specified in Section 3(b) of this Agreement, or any other benefit or payment described in
               Section 3 of this Agreement;

                    (ii) the  change  without  his  consent  of the  Executive's title,  authority,  duties or  responsibilities  as  specified in
               Section 2(a) of this Agreement;

                    (iii) the Company requiring the Executive without his consent to be based at any office or location other than the location where the Executive is currently employed;

                    (iv) any breach by the Company of any other material provision of this Agreement; or

                    (v) any event  that  constitutes  a "Change in  Control"  as defined in Section 4(f) of this Agreement.

                  (d) Notice of Termination. Any termination by the Company for Cause, by the Executive for Good Reason, or by the Company after a Change in Control during the Employment Period, shall be communicated by Notice of Termination to the other party hereto in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination," means a written notice that:

                    (i) indicates the specific termination provision in this Agreement relied upon;

                    (ii) to the  extent  applicable,  sets  forth in  reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

                    (iii) if the Date of  Termination  (as  defined  in  Section
               4(e)) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty
               (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company under this Agreement or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights under this Agreement.

               A Notice of Termination for Cause after a Change in Control has occurred is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of Cinergy's Board at a meeting of Cinergy's Board that was called and held for the purpose of considering such termination finding that, in the good faith opinion of Cinergy's Board, the Executive was guilty of conduct set forth in the definition of Cause, and specifying the particulars thereof in detail.

          (e) Date of Termination. "Date of Termination" means:

                    (i) if  the  Executive's  employment  is  terminated  by the
               Company for Cause or after a Change in Control, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be;

                    (ii) if the  Executive's  employment  is  terminated  by the
               Company other than for Cause, the date on which the Company notifies the Executive of such termination; and

                    (iii) if the Executive's  employment is terminated by reason of death, the date of death.

                  (f) Change in Control. A "Change in Control" shall be deemed to have occurred if any of the following events occur after the Commencement
Date:

                    (i) Any "person" or "group" (within the meaning of Subsection 13(d) and Paragraph 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act") is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such Person any securities acquired directly from Cinergy or its affiliates) representing fifty percent (50%) or more of the combined voting power of Cinergy's then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (1) of paragraph (ii) below; or

                    (ii) There is consummated a merger or consolidation of Cinergy or any direct or indirect subsidiary of Cinergy with any other corporation, other than (1) a merger or consolidation that would result in the voting securities of Cinergy outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the securities of Cinergy or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of Cinergy (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such person any securities acquired directly from Cinergy or its affiliates other than in connection with the acquisition by Cinergy or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of Cinergy's then outstanding securities; or

                    (iii) During any period of two consecutive years, individuals who at the beginning of that period constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Cinergy) whose appointment or election by the Board or nomination for election by Cinergy's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of that period or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the Board; or

                    (iv) The  shareholders of Cinergy approve a plan of complete liquidation or dissolution of Cinergy or there is consummated an agreement for the sale or disposition by Cinergy of all or substantially all of Cinergy's assets, other than a sale or disposition by Cinergy of all or substantially all of Cinergy's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of Cinergy in substantially the same proportion as their ownership of Cinergy immediately prior to such sale.

                  (g) Person. "Person" shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include:

                    (i) The Company or any of its subsidiaries;

                    (ii) A trustee or other fiduciary  holding  securities under an employee benefit plan of Cinergy or any of its subsidiaries;

                    (iii) An underwriter temporarily holding securities pursuant to an offering of such securities; or

                    (iv) A corporation  owned,  directly or  indirectly,  by the stockholders of Cinergy in substantially the same proportions as their ownership of stock of the Company.

         5. Obligations of the Company upon Termination.

                  (a) Termination Other Than for Cause. During the Employment Period, if the Company shall terminate the Executive's employment (other than in the case of a termination for Cause), the Executive shall terminate his employment for Good Reason, or the Executive's employment shall terminate by reason of death (termination in any such case referred to as "Termination"):

                    (i) the Company shall pay to the Executive a lump sum amount in cash equal to the sum of:

                         (1) the Executive's Annual Base Salary through the Date
                    of Termination to the extent not previously paid;

                         (2) an  amount  equal  to  the  Annual  Incentive  Plan
                    benefit described in Section 3(b) of this Agreement for the fiscal year that includes the Date of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be three hundred and sixty-five (365);

                         (3) an amount equal to his vested accrued benefit under
                    the Company's Value Creation Plan of the Company's LTIP; and

                         (4) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid.

          (The amounts specified in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"). The Accrued Obligations shall be paid to the Executive within thirty (30) days after the Date of Termination; and

               (ii) prior to the occurrence of a Change in Control, and in the event of Termination other than by reason of the Executive's death, then:

                    (1) the Company shall pay to the Executive a lump sum amount, in cash, equal to the present value discounted using an interest rate equal to the prime rate promulgated by CitiBank, N.A. and in effect as of the Date of Termination (the "Prime Rate") of the Annual Base Salary and the Annual Incentive Plan benefit described in Section 3(b) of this Agreement payable through the end of the Employment Period, each at the rate, and using the same goals and factors, in effect at the time Notice of Termination is given, paid within 30 days of the Date of Termination;


                    (2) the Company shall pay to the Executive the present value
               (discounted at the Prime Rate) of all benefits to which the Executive would have been entitled had he remained in employment with the Company until the end of the Employment Period, each, where applicable, at the rate of the Annual Base Salary, and using the same goals and factors, in effect at the time Notice of Termination is given, under the Company's

               Value Creation Plan of the Company's LTIP, the Company's Performance Shares Plan, and the Company's Executive Supplemental Life Insurance Program, minus the present value (discounted at the Prime Rate) of the benefits to which he is actually entitled under the above mentioned plans and programs;

                    (3) the Company shall pay the value of all deferred compensation amounts and all executive life insurance benefits whether or not then vested or payable; and

                    (4) the Company shall continue  medical and welfare benefits to the Executive and/or the Executive's family at least equal to those that would have been provided if the Executive's employment had not been terminated (excluding benefits to which the Executive has waived his rights in writing), such benefits to be in accordance with the most favorable medical and welfare benefit plans, practices, programs or policies (the "M&W Plans") of the Company as in effect and applicable generally to other senior executives of the Company and their families during the ninety
               (90) day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Company (but on a prospective basis only unless and then only to the extent, such more favorable M&W Plans are by their terms retroactive); provided, however, that if the Executive becomes employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the benefits under the M&W Plans shall be secondary to those provided under such other plan during such applicable period of eligibility.

                         (iii) from and after the occurrence of a Change in Control and in the event of Termination other than by reason of the Executive's death, then in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any other benefits payable pursuant to Section 5(a)(ii) of this Agreement:

                         (1) The Company  shall pay to the  Executive a lump sum
                    severance payment, in cash, equal to the greater of:

                         (A) the present  value of all amounts and benefits that
                    would  have  been  due  under  Sections   5(a)(ii)  of  this
                    Agreement, excluding Section 5(a)(ii)(4), and

                         (B) three  (3)  times the sum of (x) the  higher of the
                    Executive's Annual Base Salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or in effect immediately prior to the Change in Control, and (y) the higher of the amount paid to the Executive pursuant to all incentive compensation or bonus plans or programs maintained by the Corporation, in the year preceding that in which the Date of Termination occurs or in the year preceding that in which the Change in Control occurs; and

                         (2) For a  thirty-six  (36) month period after the Date
                    of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason), except for any benefits that were waived by the Executive in writing. Benefits otherwise receivable by the Executive pursuant to this Section 5(a)(iii)(2) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the thirty-six (36) month period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive).

                         The Executive's employment shall be deemed to have been
                    terminated following a Change in Control of Cinergy without Cause or by the Executive for Good Reason if, in addition to all other applicable Terminations, the Executive's employment is terminated prior to a Change in Control without Cause at the direction of a Person who has entered into an agreement with Cinergy or any of its subsidiaries or affiliates, the consummation of which will constitute a Change in Control or if the Executive terminates his employment for Good Reason prior to a Change in Control if the circumstances or event which constitutes Good Reason occurs at the direction of such Person.

                  (b) Termination by the Company for Cause or by the Executive Other than for Good Reason. Subject to the provisions of Section 5(c) and
Section 6 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than a termination for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent previously unpaid.

                  (c) Split Dollar and Deferred Compensation Agreements. Notwithstanding anything in this Agreement to the contrary, but subject to the last sentence of the first paragraph of Section 3(e) and the second, third, fourth, and fifth paragraphs of Section 3(e) hereof, upon the termination of the Executive's employment for any reason, he shall be entitled to receive all benefits provided for him or his beneficiaries under the terms of the Split Dollar and Deferred Compensation Agreements, all vested and accrued benefits under the terms of the Pension Plan, the Supplemental Retirement Plan, the Excess Benefit Plan, or any successors thereto, and the Supplemental Executive Retirement Benefit described in the third paragraph of Section 3(e), and the post-retirement medical and dental benefits described in the fourth paragraph of
Section 3(e).

                  (e) Certain Tax Consequences. In the event that the Executive becomes entitled to the payments and benefits described in this Section 5 (the "Severance Benefits"), if any of the Severance Benefits will be subject to any excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive, after deduction of an Excise Tax on the Severance Benefits and any federal, state, and local income and employment tax and Excise Tax upon the payment provided for by this Section 5, shall be equal to the Severance Benefits. For purposes of determining whether any of the Severance Benefits will be subject to the Excise Tax and the amount of such Excise Tax;

                    (i) any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) shall be treated as "parachute payments" within the meaning of Code Section 280G(b)(2), and all "excess parachute payments" within the meaning of Code Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Code Section 280G(b)(4)(A), or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Code Section 280G(b)(4)(B) of the Code, in excess of the "Base Amount" as defined in Code Section 280G(b)(3) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax:

                    (ii) the  amount of the  Severance  Benefits  that  shall be treated as subject to the Excise Tax shall be equal to the lesser of:

                         (1) the total amount of the Severance Benefits; or

                         (2) the amount of excess parachute  payments within the
                    meaning of Code Section  280G(b)(1)  (after  applying clause
                    (i) above; and

               (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Code Section 280G(d)(3) and (4). For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction) plus interest on the amount of such repayment at the rate provided in Code Section 1274(b)(2)(B). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Severance Benefits.

                  (f) Other Fees and Expenses. The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of a termination that entitles the Executive to the Severance Benefits (including all such fees and expenses, if any, incurred in disputing any such termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement). Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

         6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Commencement Date with the Company. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into after the date hereof with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         7.       Full Settlement; Mitigation.

                  The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and, except as provided in Sections 5(a)(ii)(4) and 5(a)(iii)(2) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. If the Executive finally prevails with respect to any dispute between the Company, the Executive or others as to the interpretation, terms, validity or enforceability of (including any dispute about the amount of any payment pursuant to this Agreement), the Company agrees to pay all legal fees and expenses that the Executive may reasonably incur as a result of any such dispute.

         8. Arbitration. The parties agree that any dispute, claim, or controversy based on common law, equity, or any federal, state, or local statute, ordinance, or regulation (other than workers' compensation claims) arising out of or relating in any way to the Executive's employment, the terms, benefits, and conditions of employment, or concerning this Agreement or its termination and any resulting termination of employment, including whether such dispute is arbitrable, shall be settled by arbitration. This agreement to arbitrate includes but is not limited to all claims for any form of illegal discrimination, improper or unfair treatment or dismissal, and all tort claims. The Executive shall still have a right to file a discrimination charge with a federal or state agency, but the final resolution of any discrimination claim shall be submitted to arbitration instead of a court or jury. The arbitration proceeding shall be conducted under the employment dispute resolution arbitration rules of the American Arbitration Association in effect at the time a demand for arbitration under the rules is made. The decision of the arbitrator(s), including determination of the amount of any damages suffered, shall be exclusive, final, and binding on all parties, their heirs, executors, administrators, successors and assigns. Each party shall bear its own expenses in the arbitration for arbitrators' fees and attorneys' fees, for its witnesses, and for other expenses of presenting its case. Other arbitration costs, including administrative fees and fees for records or transcripts, shall be borne equally by the parties.

         9.       Confidential Information.

                  The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret, confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and that shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During the Employment Period, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

         10.      Successors.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its businesses and/or assets that assumes and agrees to perform this Agreement by operation of law, or otherwise. Failure of the Company to obtain such assumption and agreement prior to the effective date of a succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to under this Agreement if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

         11.      Miscellaneous.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return-receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  James E. Rogers
                  6 Noel Lane
                  Cincinnati, Ohio  45243

                  If to the Company:

                  Vice President, General Counsel and Secretary
                  Cinergy Corp.
                  221 East Fourth Street
                  P.O. Box 960
                  Cincinnati, Ohio 45201-0960

or to such other address as either party shall have furnished to the other in writing in accordance with this Agreement. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have under this Agreement, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.


               (f)  This  instrument   contains  the  entire  agreement  of  the
Executive and the

Company with respect to the subject matter hereof, and, subject to any agreements evidencing the stock option grants described in Section 3(d) hereof, all promises, representations, understandings, arrangements and prior agreements are merged into this Agreement and superseded hereby.

                  IN WITNESS WHEREOF, the Executive and the Company have caused this Agreement to be executed as of the day and year first above written.




CINERGY CORP.; CINERGY SERVICES, INC.; THE CINCINNATI GAS & ELECTRIC COMPANY; AND PSI ENERGY, INC.


                                        By:___/s/ Van P. Smith_________________
                                           Name:  Van P. Smith
                                           Title:    Chairman, Compensation
                                                     Committee


                                        EXECUTIVE


                                        ______/s/ James E. Rogers_______________
                                        James E. Rogers

                                                                         Annex A

                               DUTIES OF EXECUTIVE

Vice-Chairman

                  The Vice-Chairman of the Board shall be a director and shall preside at meetings of the Board of Directors or meetings of shareholders in the absence or inability to act of the Chairman of the Board. The Vice-Chairman shall perform such duties as may from time-to-time be assigned to him by the Board of Directors. The Vice-Chairman shall be a member of the Executive Committee and the Nominating Committee.

Chief Executive Officer

                  The Chief Executive Officer shall be a director and shall preside at all meetings of the shareholders, shall submit a report of the operations of the corporation for the fiscal year to the shareholders at their annual meeting and from time-to-time shall report to the Board of Directors all matters within his knowledge which the interests of the corporation may require be brought to their notice. The Chief Executive Officer shall be the chairman of the Executive Committee and an ex officio member of all standing committees. The President and the Internal Auditing Department will report directly to the Chief Executive Officer.

President and Chief Operating Officer

                  The President shall be a director and shall be the Chief Operating Officer of the Corporation. The President shall have general and active management and direction of the affairs of the Corporation, shall have supervision of all departments and of all officers of the Corporation, shall see that the orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. All corporate officers and functions except those reporting to the Chief Executive Officer shall report directly to the President.



                                      -17-